Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 155 to the Registration Statement on Form N-1A of Fidelity Hastings Street Trust: Fidelity Fund, Fidelity Growth Discovery Fund and Fidelity Mega Cap Stock Fund of our reports dated August 13, 2015; Fidelity Fifty Fund of our report dated August 17, 2015 and Fidelity Advisor Series Growth & Income Fund and Fidelity Series Growth & Income Fund of our reports dated August 18, 2015 relating to the financial statements and financial highlights included in the June 30, 2015 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts
August 24, 2015